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                                                                   EXHIBIT 10.13

                                                                  Execution Copy



                        DEVELOPMENT AND LICENSE AGREEMENT

                                     BETWEEN

                                  DYNAGEN, INC.

                                       AND

                       NASTECH PHARMACEUTICAL COMPANY INC.

                                DECEMBER 30, 1996






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
                                TABLE OF CONTENTS


ARTICLE I - DEFINITIONS...........................................................................................4

   1.1 AFFILIATE..................................................................................................4
   1.2 DEVELOPMENT PROGRAM........................................................................................4
   1.3 FIELD OF USE...............................................................................................5
   1.4 GROSS PAYMENTS.............................................................................................5
   1.5 KNOW-HOW...................................................................................................5
   1.6 LICENSED PRODUCTS..........................................................................................5
   1.7 NET SALES..................................................................................................5
   1.8 PATENT RIGHTS..............................................................................................5
   1.9 NICERASE TECHNOLOGY........................................................................................6
   1.10 NASTEC TECHNOLOGY.........................................................................................6

ARTICLE II - GRANT OF LICENSES....................................................................................6

   2.1 EXCLUSIVE LICENSE TO LICENSED PRODUCTS.....................................................................6
   2.2 NO RIGHTS BY IMPLICATION OR ESTOPPEL.......................................................................6
   2.3 GRANT OF SUBLICENSES.......................................................................................6

ARTICLE III - ROYALTIES; REPORTS AND RECORDS......................................................................6

   3.1 ROYALTY PAYMENTS...........................................................................................6
   3.2 PAYMENT OF ROYALTIES.......................................................................................7
   3.3 RECORDS AND AUDIT..........................................................................................7
   3.4 QUARTERLY REPORTS OF ROYALTIES.............................................................................7
   3.5 OVERDUE PAYMENTS...........................................................................................7
   3.5 Reimbursement of Development Expenses......................................................................8

ARTICLE IV - DEVELOPMENT PROGRAM; TECHNOLOGY TRANSFER;
OWNERSHIP.........................................................................................................8

   4.1 DEVELOPMENT PROGRAM........................................................................................8
   4.2 DEVELOPMENT COSTS..........................................................................................8
   4.3 DEVELOPMENT REPORTS........................................................................................8
   4.4 TRANSFER OF TECHNOLOGY; TECHNICAL ASSISTANCE; DEVELOPMENT REPORTS..........................................8
   4.5 EXCHANGE OF INFORMATION....................................................................................9
   4.6 OWNERSHIP OF LICENSEE'S INVENTIONS.........................................................................9
   4.7 OWNERSHIP OF DYNAGEN' INVENTIONS...........................................................................9
   4.8 JOINT INVENTIONS...........................................................................................9

ARTICLE V - PATENT PROSECUTION....................................................................................9

   5.1 DYNAGEN'S RESPONSIBILITY FOR PATENT PROSECUTION...........................................................10
   5.2 PAYMENT OF FEES...........................................................................................10
   5.3 RIGHT OF LICENSEE TO PROSECUTE PATENT APPLICATIONS........................................................10

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
ARTICLE VI - INFRINGEMENT........................................................................................10

   6.1 NOTICE OF ALLEGED INFRINGEMENT............................................................................10
   6.2 INFRINGEMENT OF NICERASE TECHNOLOGY.......................................................................11

ARTICLE VII - INDEMNIFICATION AND REPRESENTATIONS................................................................11

   7.1 INDEMNIFICATION...........................................................................................11
   7.2 LIABILITY INSURANCE.......................................................................................12
   7.3 REPRESENTATIONS RE ORGANIZATION; CORPORATE ACTION; NO CONFLICTS...........................................12
   7.4 DYNAGEN'S REPRESENTATIONS AND WARRANTIES..................................................................12
   7.5 LIMITATION OF LIABILITY...................................................................................12

ARTICLE VIII - CONFIDENTIALITY AND NON-DISCLOSURE................................................................13

   8.1 CONFIDENTIAL TREATMENT OF INFORMATION.....................................................................13
   8.2 DISCLOSURE REQUIRED BY LAW OR REGULATION..................................................................14
   8.3 DISCLOSURE OF KNOW-HOW, ETC...............................................................................14
   8.4 SURVIVAL OF CONFIDENTIALITY OBLIGATIONS...................................................................14

ARTICLE IX - ASSIGNMENT..........................................................................................14

   9.1 ASSIGNMENT................................................................................................15

ARTICLE X - TERM AND TERMINATION.................................................................................15

   10.1 TERM.....................................................................................................15
   10.2 MUTUAL TERMINATION.......................................................................................15
   10.3 TERMINATION FOR OVERDUE PAYMENTS.........................................................................15
   10.4 TERMINATION FOR MATERIAL BREACH OR DEFAULT...............................................................15
   10.5 TERMINATION FOR FAILURE TO MEET  DEVELOPMENT PROGRAM.....................................................15
   10.5 TERMINATION FOR CONVENIENCE..............................................................................16
   10.7 RIGHTS UPON TERMINATION..................................................................................16
   10.8 SURVIVAL OF SPECIFIED OBLIGATIONS........................................................................16

ARTICLE XI - PAYMENTS, NOTICES...................................................................................16

   11.1 NOTICES..................................................................................................16

ARTICLE XII - MISCELLANEOUS PROVISIONS...........................................................................17

   12.1 GOVERNING LAW............................................................................................17
   12.2 ENTIRE AGREEMENT; MODIFICATION...........................................................................17
   12.3 NO WAIVER................................................................................................17
   12.4 COUNTERPARTS.............................................................................................17
   12.5 INDEPENDENT CONTRACTORS..................................................................................17
   12.6 PATENT MARKINGS..........................................................................................17
   12.7 ARBITRATION..............................................................................................18
   12.8 SEVERABILITY.............................................................................................18


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EXHIBITS
--------

Exhibit A         Patents
Exhibit B         Press Release
Exhibit C         Development Program




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                                      - 4 -




                        DEVELOPMENT AND LICENSE AGREEMENT


         This Agreement is made and entered into this 30th day of December, 1996 (the "Effective Date"), by and between DYNAGEN, INC., a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 99 Erie Street, Cambridge, Massachusetts 02130 U.S.A. (hereinafter referred to as "DynaGen"), and NASTECH PHARMACEUTICAL COMPANY INC., a corporation duly organized and existing under the laws of Delaware and having its principal office at 45 Davids Drive, Hauppauge, New York, 11788 U.S.A. ("Licensee").

                                   WITNESSETH

         WHEREAS, DynaGen owns all right, title and interest in and to certain United States and foreign patents and patent applications relating to lobeline and its application as a smoking cessation agent as set forth on Exhibit A, attached hereto (the "Patents");

         WHEREAS, DynaGen has the right to grant licenses under the Patents and rights relating thereto and desires to grant to Licensee rights to use the Patents and certain rights relating thereto as hereinafter set forth; and

         WHEREAS, Licensee desires to obtain such licenses and commence the Development Program (as hereinafter defined) upon the terms and conditions hereinafter set forth in order to commercially introduce products for smoking cessation which will be nasally administered;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:


                             ARTICLE I - DEFINITIONS


         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.1 AFFILIATE means any corporation, company, partnership, joint venture or firm which controls, is controlled by or is under common control with Licensee or DynaGen, as the case may be. For purposes of this definition, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

         1.2 DEVELOPMENT PROGRAM shall mean the development program, as set forth on Exhibit C, to be undertaken by the Licensee with respect to the NicErase Technology, as amended from time to time by mutual agreement of DynaGen and the Licensee.


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                                      - 5 -



         1.3 FIELD OF USE shall mean the treatment of nicotine addiction including reduction in tobacco withdrawal symptoms by delivery of Lobeline and/or its salts via the nasal membrane.

         1.4 GROSS PAYMENTS shall mean the gross amount received by Licensee or its Affiliates with respect to the grant of development, distribution, marketing rights, sublicense or other rights with respect to the NicErase Technology to any third party, including without limitation any royalty payments, upfront royalty payments and milestone payments. Gross payments shall not include any amounts received by Licensee as reimbursement of research and development expenses incurred by Licensee.

         1.5 KNOW-HOW shall mean any and all proprietary know-how or other confidential scientific or technical information of DynaGen, or licensed to DynaGen, not in the public domain, relating to DynaGen's proposed NicErase product whether or not patentable, and including but not limited to any and all data, techniques, inventions, tests, reports, procedures, processes, methods, models, manuals, formulae, specifications, results, experiments, samples, statistics, records, tables, operating conditions and test analyses relating thereto.

         1.6 LICENSED PRODUCTS shall mean any product manufactured or otherwise produced under or using any of the NicErase Technology for sale in the Field of Use.

         1.7 NET SALES shall mean the gross amount invoiced by Licensee, its Affiliates or sublicensees on sales of the Licensed Products less the sum of the following:

                  (a) customary trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken;

                  (b) amounts repaid or credited by reason of rejection or return; and

                  (c) to the extent separately stated on purchase orders, invoices or other documents of sale, charges made for transportation or delivery and taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use if such taxes are paid by or on behalf of Licensee.

         Net Sales shall not include any transfer between Licensee or any of its Affiliates or sublicensees but shall include the resale from an Affiliate or sublicensee to an independent third party.

         No deductions or offsets shall be made against Net Sales for commissions paid to employees of Licensee, its Affiliates or sublicensees, cost of collections or bad debts.

         1.8 PATENT RIGHTS shall mean the following:

                  (a) the patent applications and any patents which issue from the patent applications set forth on Exhibit A, and any patents or patent applications which embody any of the Know-How and any continuations, divisions or continuations-in-part of the foregoing patents or patent applications, and any and all foreign counterparts of any of the foregoing; and

                  (b) any reissues, reexaminations or extensions of the patents or patent applications described in clause (a) above.


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                                      - 6 -



         1.9 NICERASE TECHNOLOGY shall mean the Patent Rights and the Know-How.

         1.10 NASTECH TECHNOLOGY shall mean the development expertise and know-how for the systemic delivery of lobeline and/or its salts via absorption through the nasal membrane.

                         ARTICLE II - GRANT OF LICENSES

         2.1 EXCLUSIVE LICENSE TO LICENSED PRODUCTS. DynaGen hereby grants to Licensee and its Affiliates (i) an exclusive, worldwide license, with the right to sublicense as set forth in Section 2.3 (subject to Article IX hereof), to make, have made, develop, use, promote, market, distribute and sell the Licensed Products solely within the Field of Use under and using or incorporating any of the NicErase Technology; and (ii) an exclusive right to use, practice and enhance the NicErase Technology solely for internal purposes.

         2.2 NO RIGHTS BY IMPLICATION OR ESTOPPEL. Nothing contained in this Agreement shall be construed to confer upon Licensee or its Affiliates or sublicensees any license rights not expressly granted to Licensee and its Affiliates under this Agreement.

         2.3 GRANT OF SUBLICENSES. Licensee may, upon thirty (30) days prior written notice to DynaGen, grant sublicenses to third parties with respect to the development, manufacture, distribution or sale of the Licensed Products, provided that: (i) the licenses granted to such sublicensee are not inconsistent with the licenses granted to Licensee under this Article II; (ii) each sublicensee executes a sublicense agreement which contains confidentiality provisions on substantially the same terms as set forth herein; and (iii) Licensee forwards to DynaGen a copy of each sublicense agreement and a certification by an officer of Licensee that they have complied with clauses (i) and (ii) above and such sublicense does not violate Section 2.1 hereof.


                  ARTICLE III - ROYALTIES; REPORTS AND RECORDS

         3.1 ROYALTY PAYMENTS. For the rights, privileges and licenses granted pursuant to Article II hereof, Licensee shall pay royalties to DynaGen (i) in the event of a sublicense to a third party, equal to fifty (50%) percent of the Gross Payments received by Licensee or its Affiliates, and (ii) if Licensee or its Affiliates markets and sell Licensed Products for its their own account, a royalty equal to ten percent (10%) of Net Sales of Licensed Products.

         3.2 PAYMENT OF ROYALTIES. Royalty payments under Section 3.1 shall be paid within forty-five (45) days of the last business day of each calendar quarter, in arrears, by bank or cashier's check or other immediately available funds in United States dollars in Cambridge, Massachusetts, or at such other place as DynaGen may reasonably designate to Licensee in writing consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties under
Section 3.2, such conversion shall be made by using the average of the official exchange rate announced by The First National Bank of Boston on the last business day of each calendar month of the quarterly period to which such royalty payments relate.

         3.3 RECORDS AND AUDIT. Licensee and its Affiliates shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of




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                                      - 7 -


showing the amounts payable to DynaGen hereunder. Such books of account shall be kept at Licensee's principal place of business or the principal place of business of the appropriate Affiliate of Licensee to which this Agreement relates. Such books and the supporting data shall be open, at all reasonable times and upon reasonable notice during the term of this Agreement and for two
(2) years after its termination, to the inspection of a firm of certified public accountants selected by DynaGen and acceptable to Licensee, which consent shall not be unreasonably withheld (the cost of which is to be paid by DynaGen), for the purpose of verifying Licensee's royalty statements; provided, however, that such examination shall not take place more often than once each calendar year and shall not cover more than the preceding three (3) years, with no right to audit any period previously audited. In the event that any such inspection reveals a deficiency in excess of 5% of the reported royalty for the period covered by the inspection, Licensee shall promptly pay DynaGen the deficiency, plus interest, and shall reimburse DynaGen for the fees and expenses paid to such accountants in connection with their inspection. The parties agree that neither party shall be required to retain books and records with respect to the above other than books and records relating to the current calendar year and the immediately preceding three (3) calendar years.

         3.4 QUARTERLY REPORTS OF ROYALTIES. Licensee shall within forty-five
(45) days after the end of each calendar quarter, deliver to DynaGen true and accurate reports, certified by an authorized official of Licensee, giving such particulars of the business conducted by Licensee during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. Such reports shall include the following: Gross Payments or Net Sales, as applicable; total royalties due; and if any currency conversion is required, a copy of the official exchange rate under Section 3.2, as applicable. If no royalties shall be due, Licensee shall so report.

         3.5 OVERDUE PAYMENTS. The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate equal to one and a half percent (1-1/2%) above the prime rate in effect at The First National Bank of Boston on the due date, not to exceed the maximum permitted by law. The payment of such interest shall not preclude DynaGen from exercising any other rights it may have as a consequence of the lateness of any royalty payment.

         3.6 REIMBURSEMENT OF DEVELOPMENT EXPENSES. In the event that DynaGen licenses the NicErase Technology to a third party outside of the Field of Use, then DynaGen agrees to reimburse the Licensee for its documented expenses incurred in connection with the Development Program in an amount not to exceed $500,000. DynaGen shall only be required to make such payments to the Licensee to the extent that DynaGen actually receives royalty payments (not including any milestone or similar payments) from such third party and then so only at a rate of twenty five (25%) percent of the royalties received.

             ARTICLE IV - DEVELOPMENT PROGRAM; TECHNOLOGY TRANSFER;
                                    OWNERSHIP


         4.1 DEVELOPMENT PROGRAM. Licensee shall promptly commence the Development Program with respect to the NicErase Technology and Licensee and DynaGen agree to use their respective best efforts individually and jointly to effect introduction of Licensed Products (through third parties) into the commercial market as soon as practicable consistent with the requirements of the Development Program and sound and reasonable business practices and judgment. The parties agree to cooperate with each other in all respects in connection with the license or transfer of rights to the Licensed Products to any third party for commercial introduction.

         4.2 DEVELOPMENT COSTS. Licensee will bear the cost of and be responsible for the Development Program, including without limitation completing any formulations, preclinical animal studies and limited human studies (solely for safety and absorption studies). DynaGen will provide Licensee with any and all preclinical and clinical data generated by DynaGen as part of DynaGen's development of the NicErase Technology. Licensee shall be free to use such data and information solely for the purpose of developing and marketing the Licensed Products in the Field of Use.

         4.3 DEVELOPMENT REPORTS. Licensee shall prepare and submit to DynaGen, on a quarterly basis, reports which set forth in reasonable detail the progress of the Development Program and the results of work performed thereunder during the preceding quarter.

         4.4 TRANSFER OF TECHNOLOGY; TECHNICAL ASSISTANCE; DEVELOPMENT REPORTS.
(a) DynaGen will disclose to Licensee in written form, and Licensee agrees to acknowledge receipt thereof, all information necessary to practice the NicErase Technology in connection with the development and manufacture of the Licensed Products and will disclose any additional information in its possession which is reasonably necessary or helpful to the practice of the NicErase Technology.

         (b) DynaGen agrees to provide reasonable technical assistance to Licensee to assist Licensee in the development of the Licensed Products. Licensee shall reimburse DynaGen for labor and material costs incurred by DynaGen at Licensee's written request. DynaGen's employees time shall be billed at $80 per hour for scientists and $160 per hour for management personnel (that is only Messrs. Muni, Schneider, Mione and Olssen) and shall be due within thirty (30) days of receipt of invoice by Licensee.

         4.5 EXCHANGE OF INFORMATION. DynaGen and Licensee will freely share technical information in the Field of Use which is not subject to restrictions imposed by a third party on disclosure to or use by the other party. Licensee will enable DynaGen to review the ongoing development being conducted under the Development Program and to discuss that information with its officers, all at such reasonable times and as often as may be reasonably requested. DynaGen and Licensee will seek to form a committee or such other body, when appropriate, to coordinate development activities between Licensee, DynaGen and any sublicensees.

         4.6 OWNERSHIP OF LICENSEE'S INVENTIONS. Licensee shall be the sole and exclusive owner of all intellectual property rights with respect to all technology, ideas, inventions, information and technical data that is developed, created, conceived, fixed in any tangible medium of expression or first reduced to practice by Licensee and its personnel during the performance of the Agreement.

         4.7 OWNERSHIP OF DYNAGEN' INVENTIONS. DynaGen shall be the sole and exclusive owner of all intellectual property rights with respect to all technology, ideas, inventions, information and technical data that is developed, invented, created, conceived, fixed in any tangible medium of expression or first reduced to practice by DynaGen and its personnel during the performance of the Agreement.

         4.8      JOINT INVENTIONS.

              (a) OWNERSHIP. All discoveries, improvements, inventions and trade secrets, created or made in the performance of this Agreement jointly by employees of Licensee and by employees of DynaGen relating to the subject matter of this Agreement shall be the joint property of DynaGen and Licensee, each party having an equal and undivided one-half (1/2) interest therein.

              (b) PROSECUTION AND MAINTENANCE. In the case of each discovery, improvement, invention, or trade secret jointly developed by DynaGen and Licensee in accordance with the immediately preceding paragraph, the parties shall determine in each case which party shall file patent and other intellectual property right applications. The parties shall cooperate to decide which party shall be responsible to prepare and file any patent application for the Joint Technology and the non-filing party shall have the opportunity to review and make suggestions with respect to any filing. Each party, at its own expense, shall cooperate fully with the filing party as may be necessary for the proper preparation, filing and prosecution of each such application and the maintenance, renewal and defense of each patent or other intellectual property right covering such jointly-developed discovery, improvement, invention or trade secret. The expense for preparing, filing and prosecuting each joint application, and for issuance of the relevant patent or other intellectual property right, shall be shared equally between the parties.

                         ARTICLE V - PATENT PROSECUTION


         5.1 DYNAGEN'S RESPONSIBILITY FOR PATENT PROSECUTION. As between DynaGen and Licensee, DynaGen shall be responsible for and retain sole discretion over the prosecution, filing and maintenance of all patents and applications arising from the Patent Rights and DynaGen shall provide a copy of all relevant correspondence relating thereto to Licensee. Nothing contained herein shall be construed to require DynaGen to prosecute, file or maintain in any jurisdiction any patent or application arising under the Patent Rights.

         5.2 PAYMENT OF FEES. Except as set forth in Section 5.3 below, payment of all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights shall be the responsibility of DynaGen.

         5.3 RIGHT OF LICENSEE TO PROSECUTE PATENT APPLICATIONS. If DynaGen elects not to seek or continue to seek, use or maintain patent protection on any of the Patent Rights, Licensee shall have the right, at its sole expense, to file, procure or maintain in such countries patents included within the Patent Rights and Licensee shall provide a copy of all relevant correspondence relating thereto to DynaGen. DynaGen agrees to advise Licensee in a timely manner of its decision not to pursue patent protection on any of the Patent Rights in order to allow Licensee to protect its rights under this Section 5.3. If DynaGen elects not to file a patent application or application for certificate of invention, not to maintain a patent or certificate of invention, or to abandon a pending patent application or application for a certificate of invention, Licensee shall have the right, at the sole expense of Licensee (provided that Licensee may off set any such costs against any payments due DynaGen in accordance with Section
3.1 hereof), of filing such application, maintaining such patent or certificate of invention or continuing to attempt to obtain protection on the subject matter disclosed in such pending application;

provided, however, that in connection with the foregoing Licensee: (i) shall notify DynaGen as required by Section 8.1(e); and (ii) shall not include in such patent application any more of the Know-How than is required to be disclosed by any patent examining authority or than DynaGen has previously included in a patent application (where such patent application was or is required to be published by any patent examining authority). In the event Licensee determines to disclose any additional Know-How in such patent application, Licensee and DynaGen shall mutually agree to the extent of Know-How to be disclosed in such patent application and if the parties cannot agree, such dispute shall be submitted to arbitration pursuant to Section 12.7 hereof. Each party shall sign or use its best efforts to have signed all legal documents necessary to file and prosecute patent applications or applications for certificates of invention or to obtain or maintain patents or certificates of invention at no charge to the other party.

                            ARTICLE VI - INFRINGEMENT


         6.1 NOTICE OF ALLEGED INFRINGEMENT. Each Party shall inform the other party promptly in writing of (i) any alleged or suspected infringement of the Patent Rights by a third party, or (ii) any unauthorized use or misappropriation of the Know-How by a third party of which it becomes aware, and shall provide the other party with any available evidence thereof.

         6.2 INFRINGEMENT OF NICERASE TECHNOLOGY.

         (a) During the term of this Agreement, as between DynaGen and Licensee, DynaGen shall have the first right, but shall not be obligated, to defend or prosecute at its own expense all infringements of the Patent Rights or any misappropriation of the Know-How relating to the Licensed Products. DynaGen shall have the sole and exclusive right to select counsel and shall pay all expenses including without limitation, attorney's fees and court costs and DynaGen shall keep any recovery or damages for past infringement or misappropriation derived therefrom. At DynaGen's request, Licensee shall offer reasonable assistance to DynaGen subject to reimbursement of Licensee by DynaGen of reasonable out-of-pocket expenses incurred in rendering such assistance.

         (b) In the event that DynaGen elects not to defend or initiate an infringement or other appropriate suit pursuant to this Section 6.2 with respect to the NicErase Technology, DynaGen shall promptly advise Licensee of its intent not to defend or initiate such suit, and Licensee shall have the right, at the sole expense of Licensee, of defending or initiating an infringement or other appropriate suit or proceeding against any third party who at any time has infringed, or is suspected of infringing, any of the Patents Rights or of using without proper authorization all or any portion of the Know-How relating to the Licensed Products. In exercising its rights pursuant to this Section 6.2, Licensee shall have the sole and exclusive right to select counsel and shall pay all expenses of the suit including without limitation attorneys' fees and court costs, and the parties agree that Licensee shall be entitled to receive and retain fifty (50%) percent, and DynaGen fifty (50%) percent of any damages, license fees, royalties, settlement fees or other consideration received in such proceeding after reimbursement of reasonable out-of-pocket costs to Licensee and DynaGen. If necessary, DynaGen shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as a result of being a named party of the suit. At Licensee's request, DynaGen shall offer reasonable assistance to Licensee subject to reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. DynaGen shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Neither

DynaGen or Licensee shall settle any proceeding in which either party is a defendant without the written consent of the other party hereto or which settlement contains the unconditional release and discharge of such other party.

                ARTICLE VII - INDEMNIFICATION AND REPRESENTATIONS


         7.1 INDEMNIFICATION. (a) Licensee shall defend, indemnify and hold harmless DynaGen from and against all losses, liabilities and expenses (including reasonable attorneys' fees) for (i) personal injury or property damage to a third party arising out of the use of the Licensed Products manufactured or marketed by Licensee, its Affiliates or sublicensees provided the claim for such loss, liability and expense is based upon product liability or negligence of Licensee, its Affiliates or sublicensees in the manufacture or marketing of such Licensed Product or (ii) any suit or proceeding brought against DynaGen insofar as such suit or proceeding is based on a claim that the Nastech Technology incorporated into or made a part of the Licensed Products constitutes an infringement of any United States patent, copyright, trade secret or other intellectual property right of any person other than DynaGen or Licensee. DynaGen shall give Licensee prompt written notice of any such claim. Licensee shall be entitled to assume complete control of the defense of such claim. DynaGen shall render such assistance to Licensee as may be reasonably requested by Licensee and Licensee shall reimburse DynaGen for its reasonable out-of-pocket expenses incurred in rendering such assistance.

         (b) DynaGen shall defend, indemnify and hold harmless Licensee from and against all losses, liabilities and expenses (including reasonable attorneys' fees) for any suit or proceeding brought against Licensee insofar as such suit or proceeding is based on a claim that the NicErase Technology constitutes an infringement of any United States patent, copyright, trade secret or other intellectual property right of any person other than DynaGen or Licensee. Licensee shall give DynaGen prompt written notice of any such claim. DynaGen shall be entitled to assume complete control of the defense of such claim. Licensee shall render such assistance to DynaGen as may be reasonably requested by DynaGen and DynaGen shall reimburse Licensee for its reasonable out-of-pocket expenses incurred in rendering such assistance.

         7.2 LIABILITY INSURANCE. In the event that the Licensee manufactures or markets Licensed Products, then prior to the manufacture or introduction of such License Products, Licensee shall obtain and carry in full force and effect product liability insurance in the amount of $1,000,000 per occurrence, $2,000,000 in the aggregate.

         7.3 REPRESENTATIONS RE ORGANIZATION; CORPORATE ACTION; NO CONFLICTS. Each of DynaGen and Licensee severally represents and warrants that it is a duly organized and validly existing corporation under the laws of its jurisdiction of incorporation, and has taken all required corporate action to authorize the execution, delivery and performance of this Agreement; it has the full right, power and authority to enter into this Agreement and perform all of its obligations hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not violate, conflict with, or constitute a default under its charter or similar organizational document, its by-laws or the terms or provisions of any material agreement or other instrument to which it is a party or by which it is bound, or any order, award, judgment or decree to which it is a party or by which it is bound; and upon execution and delivery, this Agreement will constitute the legal, valid and binding obligation of it.

         7.4 DYNAGEN'S REPRESENTATIONS AND WARRANTIES. DynaGen hereby represents and warrants that as of the Effective date (i) to its knowledge the use or practice of the NicErase Technology does not infringe any patent right or other intellectual property right owned by any third party, (ii) DynaGen is the sole record and beneficial owner of the Patent Rights and (iii) that DynaGen has not granted any other licenses or rights of any kind in the NicErase Technology to any third party. The parties expressly acknowledge, however, that DynaGen does not warrant the actual enforceability of any patent or patent application which may be a part of the Patent Rights or Know-How nor does DynaGen warrant or covenant as to the commercial viability or success of the Licensed Products.

         7.5 LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, DYNAGEN MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS OR PATENT CLAIMS, ISSUED OR PENDING OR AS TO THE COMMERCIAL VIABILITY OF THE LICENSED PRODUCTS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT AND EXCEPT FOR A BREACH OR DEFAULT OF THIS AGREEMENT BY EITHER PARTY, INCLUDING BUT NOT LIMITED TO THE REPRESENTATIONS AND WARRANTIES AND CONFIDENTIALITY AND NON-DISCLOSURE SET FORTH HEREIN, NEITHER LICENSEE NOR DYNAGEN, AS BETWEEN EACH OTHER, SHALL HAVE ANY LIABILITY FOR DAMAGES OF ANY KIND, INCLUDING SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOSS OF GOODWILL, OR OTHER ECONOMIC LOSS (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN CONNECTION WITH THIS AGREEMENT OR WITH RESPECT TO THE PATENT RIGHTS OR KNOW-HOW OR AS TO THE COMMERCIAL VIABILITY OF THE LICENSED PRODUCTS.


                ARTICLE VIII - CONFIDENTIALITY AND NON-DISCLOSURE



         8.1 CONFIDENTIAL TREATMENT OF INFORMATION. Except as otherwise provided in this Article VIII, each of DynaGen and Licensee (including their Affiliates) agrees to retain in strict confidence any proprietary confidential information and trade secrets of the other party, whether disclosed prior to or after the date hereof, and not to use or disclose to third parties, and to use its best efforts to cause its employees, agents or consultants not to use or disclose to third parties, such proprietary confidential information and trade secrets to or for any third party without the prior approval in writing of a duly authorized officer of the other party, unless one or more of the following conditions exist:

                  (a) Such information has been previously published and is a matter of public record or otherwise in (or becomes available in) the public domain through no fault of such party.

                  (b) Such information has been previously known to the recipient of the information and such recipient can prove this fact by documents dated prior to the date of disclosure of such information to the recipient by the other party;

                  (c) Such information shall hereafter become known to the recipient by its own independent development or from a source other than the other party (through no violation of any confidentiality agreement or obligation between such other party and any other person);

                  (d) Such information is required by law to be disclosed, whether pursuant to the statutes, rules and regulations of the Food and Drug Administration, the Securities and Exchange Commission or any other foreign, federal or state governmental agency or administrative body; or

                  (e) Such information shall hereafter be published by a patent examining authority as required by law in connection with any pending patent application within the Patent Rights; provided, however, that Licensee shall notify DynaGen in writing at least sixty (60) days in advance of filing any patent application in any country in which the provisions of this Section 8.1(e) may be invoked.

         8.2 DISCLOSURE REQUIRED BY LAW OR REGULATION. Except as may be required by law or regulation, or in response to a valid subpoena, or as required by generally accepted accounting principles or required by DynaGen or Licensee in connection with its filings with any governmental authorities, including the Securities and Exchange Commission or any similar governmental body of any foreign jurisdiction, none of the parties hereto shall disclose the terms of this Agreement without the prior written consent of the other party hereto, except that (a) upon execution of this Agreement, the parties may issue the press releases attached as Exhibit B hereto; (b) the parties may state that Licensee is licensed by DynaGen under the Patent Rights. Without limiting the foregoing sentence, it is understood that (i) either party may make reasonable disclosure of this Agreement, at its own discretion, and the financial and other terms hereof in its Form 10-K, Form 10-Q and the footnotes to its financial statements, (ii) either party may, at its discretion, file this Agreement as an exhibit to its Form 10-K or Form 10-Q; (iii) either party may, describe royalties received by it under this Agreement in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of its filings with the Securities and Exchange Commission; (iv) either party may, at its discretion, distribute its Form 10-K (excluding exhibits thereto) in the ordinary course of its business (e.g., to financial analysts and shareholders); and (v) each party may disclose the terms of this Agreement to its attorneys, accountants and agents, provided that the disclosing party uses its best efforts to ensure that such attorneys, accountants and agents maintain this Agreement as confidential in accordance with the terms hereof.

         8.3 DISCLOSURE OF KNOW-HOW, ETC. Each party shall not disclose any confidential information or trade secrets relating to the NicErase Technology to any third party unless (i) prior to such disclosure the third party enters into a confidentiality agreement with such party with confidentiality provisions on substantially the same terms as contained herein; or (ii) one or more of the exceptions set forth in Section 8.1 apply.

         8.4 SURVIVAL OF CONFIDENTIALITY OBLIGATIONS . The confidentiality obligations of parties shall remain binding on both parties for a period of sixty calendar months after the termination or expiration of this Agreement, regardless of the cause of termination. The parties acknowledge that any breach of this Article VIII will constitute irreparable harm, and that either party shall be entitled to specific performance or injunctive relief to enforce this
Article VIII in addition to whatever remedies such party may otherwise be entitled to at law or in equity.

                             ARTICLE IX - ASSIGNMENT


         9.1 ASSIGNMENT . Neither party shall assign any of its rights hereunder without the prior written consent of the other party; provided, however, that either party shall have the right, without the prior written consent of the other, to assign its rights hereunder to another entity (an "Acquiror") in connection with the transfer or sale of all or substantially all of its assets to such Acquiror, the sale of all or substantially all of its shares to such Acquiror, or the merger or consolidation of it into or with such Acquiror, or any similar transaction (an "Acquisition"); provided, that the Acquiror shall agree in writing to be bound by the terms and conditions of this Agreement and to assume all of its obligations hereunder. Licensee agrees that it shall not sublicense the Licensed Products to any third party where the effect of such sublicense is an assignment of all of its rights and a delegation of all its obligations under this Agreement.

                        ARTICLE X - TERM AND TERMINATION

         10.1 TERM. Unless sooner terminated, this Agreement shall terminate on the later of (i) the date when none of the Licensed Products are subject to a valid claim of an issued and unexpired patent included within the Patent Rights in any country which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction which decision is unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through re-issue or disclaimer or otherwise, or (ii) a period of twenty (20) years from the Effective Date of this Agreement.

         10.2 MUTUAL TERMINATION. This Agreement may be terminated at any time by a written agreement signed by both parties.

         10.3 TERMINATION FOR OVERDUE PAYMENTS. If Licensee fails to pay DynaGen any amounts due and payable to DynaGen hereunder, DynaGen shall give Licensee prompt written notice of such overdue payment. If such overdue payments are not made by Licensee within thirty (30) days after delivery of such notice, DynaGen shall have the right to (i) terminate this Agreement immediately and institute an action to collect such amounts or (ii) institute an action to collect such amounts without terminating this Agreement.

         10.4 TERMINATION FOR MATERIAL BREACH OR DEFAULT. Upon any material breach or default under this Agreement by Licensee, other than those occurrences described in Sections 10.3, and 10.4 above, or upon any material breach or default under this Agreement by DynaGen, the party not in default or breach (the "Non-Breaching Party") may (i) terminate this Agreement upon sixty (60) days written notice to the party in default or breach (the "Breaching Party"), with such termination to become effective upon expiration of said sixty (60) day period, unless within said sixty (60) day period the Breaching Party shall have cured such breach or default, or (ii) seek specific performance of this Agreement. Seeking specific performance or damages shall not constitute or provide grounds for termination of this Agreement.

         10.5 TERMINATION FOR FAILURE TO MEET DEVELOPMENT PROGRAM. Upon any failure of Licensee to meet, when due, any of the milestones described in the Development Program, DynaGen may (i) terminate this Agreement upon sixty (60) days written notice to the Licensee, with such termination to become effective upon expiration of said sixty (60) day period, unless within said sixty (60) day period Licensee shall have cured such breach or default.

         10.6 TERMINATION FOR CONVENIENCE. Licensee may terminate this Agreement upon sixty (60) days written notice to DynaGen.

         10.7 RIGHTS UPON TERMINATION.

         (a) Upon termination of this Agreement by DynaGen due to a breach of this Agreement by Licensee or upon termination by Licensee pursuant to Section
10.6 hereof, all right and interest of Licensee in and to the NicErase Technology shall revert to DynaGen; provided, however, Licensee may sell all Licensed Products held in inventory or in the process of production at the time of such termination, provided that Licensee shall pay to DynaGen any payments or amounts which would have been required to be paid under this Agreement through the date of final sale of all Licensed Products.

         (b) Upon expiration of the term of this Agreement, Licensee shall have a fully paid-up, royalty free, worldwide license to use the NicErase Technology.

         (c) Upon mutual termination of this Agreement by the parties, the rights upon such termination shall be mutually agreed to by the parties.

         10.8 SURVIVAL OF SPECIFIED OBLIGATIONS. Notwithstanding anything to the contrary stated in this Agreement, no termination of this Agreement shall terminate (i) any obligation of either party pursuant to Articles VII, VIII and
Section 10.8 of this Agreement or (ii) any obligation of Licensee under Article III with respect to sales of Licensed Products made prior to termination of this Agreement. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured or accrued prior to the effective date of such termination.

                         ARTICLE XI - PAYMENTS, NOTICES
                            AND OTHER COMMUNICATIONS

         11.1 NOTICES. Any and all payments, notices or other communications pursuant to this Agreement shall be in writing and shall be delivered (i) by express overnight courier service (it being understood that payments to DynaGen may be wire transferred to DynaGen's bank account specified by DynaGen with a copy of a notice of wire transfer sent as set forth in this Article XI) or (ii) by facsimile transmission (with confirming copy to follow by express overnight courier service):

         (a) if to DynaGen, at 99 Erie Street, Cambridge, MA 02139, Attention:
President, or at such other address or addresses as may have been furnished in writing by DynaGen to Licensee; or

         (b) if to Licensee at 45 Davids Drive, Hauppauge, NY 11788, Attention:
President, with a copy to General Counsel, or at such other address or addresses as may have been furnished in writing by Licensee to DynaGen.

         Notices provided in accordance with this Article XI shall be deemed delivered upon receipt of the notice by the party being sent the notice.

                     ARTICLE XII - MISCELLANEOUS PROVISIONS

         12.1 GOVERNING LAW. This Agreement shall be construed, governed, interpreted and applied in accordance with the internal laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted. Any legal action or proceeding arising out of or relating to this Agreement may be instituted in Boston, Massachusetts in either the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and both parties hereby irrevocably submit to the jurisdiction of any such court in any such action or proceeding, each party expressly consenting to personal jurisdiction and venue in any such action.

         12.2 ENTIRE AGREEMENT; MODIFICATION. The parties hereto acknowledge that this Agreement and all Exhibits hereto set forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

         12.3 NO WAIVER. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

         12.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12.5 INDEPENDENT CONTRACTORS. The parties hereto are independent contractors and nothing contained in this Agreement shall be deemed to create the relationship of partners, joint venturers, or of principal and agent, franchisor and franchisee, or of any association or relationship between the parties other than as expressly provided in this Agreement. Licensee acknowledges that it does not have, and Licensee shall not make representations to any third party, either directly or indirectly, indicating that Licensee has any authority to act for or on behalf of DynaGen or to obligate DynaGen in any way whatsoever. DynaGen acknowledges that it does not have, and it shall not make any representations to any third party, either directly or indirectly, indicating that it has any authority to act for or on behalf of Licensee or to obligate Licensee in any way whatsoever.

         12.6 PATENT MARKINGS. Licensee shall mark the directional inserts included with each Licensed Product with patent markings relevant to such Licensed Product as described herein. Specifically, during the pendency of relevant patent applications in the United States and in other countries, the directional inserts shall include the designation "U.S. and Foreign Equivalent Patents Pending." Upon issuance of a relevant U.S. patent DynaGen shall so notify Licensee, and Licensee shall include in the directional inserts, in the next batch of directional inserts produced, the number(s) of the relevant U.S. patent(s) which have issued. Upon issuance of any foreign patent and Licensee's receipt of notice from DynaGen of such issuance, the directional inserts, beginning with the next batch of the directional inserts produced, shall include the designation "... and Foreign Equivalents Issued and Pending." Upon issuance of all relevant patents, both U.S. and foreign, Licensee shall change the designation of the directional inserts, beginning with the next batch of directional inserts produced, to read "U.S. Patent Nos. _____, ____, ____ etc. and Foreign Equivalents Issued."

         12.7 ARBITRATION. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be determined and settled by arbitration in Boston, Massachusetts, pursuant to the Rules of Arbitration then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction. Any arbitration hereunder shall be (i) submitted to an arbitration tribunal comprised of three (3) independent members knowledgeable in the biotechnology area, one of whom shall be selected by Licensee, one of whom shall be selected by DynaGen, and one of whom shall be selected by the other two arbitrators; (ii) allow for the parties to request discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed ninety (90) days; and (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision. Each party shall bear its own costs and expenses, including attorney's fees incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved. Arbitration shall not prevent any party from seeking injunctive relief where such remedy is an appropriate form of remedy under the circumstances.

         12.8 SEVERABILITY. If at any time any provision of this Agreement shall be deemed to be invalid or unenforceable, then such provision shall be considered divisible and shall, if possible, consistent with the clear intent of the parties expressed by this written Agreement, become and be immediately amended to the extent necessary to make it valid and enforceable by the court or other body having jurisdiction over this Agreement, but only to the extent that such divisibility and amendment does not cause this Agreement to fail of its essential purpose; and the parties expressly agree that such provision, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Except as set forth above, the invalidity or lack of enforceability of any provision of this Agreement shall not affect the validity and continuing effectiveness of any other provision of this Agreement.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Development and License Agreement under seal as of the day and year set forth above.


                                               DYNAGEN, INC.


                                               By:__________________________


                                               Title:_______________________


                                               NASTECH PHARMACEUTICALS
                                               COMPANY INC.


                                               By:__________________________


                                               Title:_______________________